UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2024

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Las Vegas, Nevada
(Address of principal executive offices)

89113-4444

(Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 11, 2024, Southwest Gas Holdings, Inc. (the “Company”) entered into several agreements with Centuri Holdings, Inc. (“Centuri”), a wholly-owned subsidiary of the Company, in connection with the separation of the business, assets and liabilities comprising Centuri Group, Inc., the Company’s strategic utility infrastructure services business (“Centuri Group”), from the Company and the transfer of Centuri Group to Centuri (the “Separation”).

In connection with the Separation, on April 8, 2024, Centuri commenced the roadshow for the initial public offering (“IPO”) of Centuri’s common stock, par value $0.01 per share (the “Centuri Common Stock”). The IPO is expected to close on April 22, 2024, subject to the satisfaction or waiver of customary closing conditions.

Separation Agreement

In connection with the Separation and the IPO and as previously contemplated by, and described in, the Registration Statement on Form S-1, as amended (File No. 333-278178), filed by Centuri with the Securities and Exchange Commission and declared effective on April 17, 2024 (the “Registration Statement”), the Company and Centuri entered into a Separation Agreement (the “Separation Agreement”) on April 11, 2024. The Separation Agreement sets forth certain agreements between the Company and Centuri regarding, among other matters:

•	the principal corporate actions and internal reorganization pursuant to which the Company transferred the assets and liabilities of Centuri Group to Centuri;

•

the allocation of assets and liabilities to the Company and Centuri (including Centuri’s indemnification obligations, for potentially uncapped amounts, for certain liabilities relating to Centuri’s business activities);

•	the Company’s and Centuri’s respective rights and obligations with respect to the IPO;

•	certain matters with respect to any subsequent distribution or other disposition by the Company of the shares of Centuri Common Stock owned by the Company following the IPO;

•	certain covenants regarding the Company’s right to (x) designate members to Centuri’s board of directors, (y) approve certain company actions, and (z) receive information and access rights; and

•	other agreements governing aspects of Centuri’s relationship with the Company following the IPO.

For further details regarding the Separation Agreement, see the description set forth in the section entitled “Certain Relationships and Related Person Transactions” in the Registration Statement. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Related Agreements

In connection with the Separation and the IPO and as previously contemplated by, and described in, the Registration Statement, on April 11, 2024, the Company and Centuri also entered into the following additional agreements:

•

a Tax Matters Agreement, which governs the Company’s and Centuri’s respective rights, responsibilities and obligations with respect to all tax matters, including tax liabilities, tax attributes, tax contests and tax returns; and

•

a Registration Rights Agreement, pursuant to which Centuri granted to the Company certain customary registration rights with respect to the shares of Centuri Common Stock owned by the Company following the completion of the IPO.

For further details regarding the foregoing agreements, see the descriptions of such agreements set forth in the section entitled “Certain Relationships and Related Person Transactions” in the Registration Statement. The foregoing descriptions of the Tax Matters Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of these agreements, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated as of April 11, 2024, by and between Southwest Gas Holding, Inc. and Centuri Holdings, Inc.*

10.2	Tax Matters Agreement, dated as of April 11, 2024, by and between Southwest Gas Holding, Inc. and Centuri Holdings, Inc.

10.3	Registration Rights Agreement, dated as of April 11, 2024, by and between Southwest Gas Holding, Inc. and Centuri Holdings, Inc.

104	Cover Page formatted in Inline XBRL

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2)(ii) and Item 601(b)(10)(iv) of Regulation S-K, as applicable. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

April 17, 2024	/s/ Thomas E. Moran
Thomas E. Moran
Vice President/General Counsel/Corporate Secretary